UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2007

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1, 3 THROUGH 7  NOT APPLICABLE.

Item 2.02.     Results of Operations and Financial Condition.

          On January 25, 2007, Astoria Financial Corporation (“Astoria”) issued a press release which, among other things, highlights the Company’s financial results for the fourth quarter and full year ended December 31, 2006.  A copy of  the press release is included herewith as an exhibit to this report.

Item 8.01     Other Events

          Astoria further announced in its press release dated January 25, 2007 that the Board of Directors, at their January 24, 2007 meeting, declared a quarterly cash dividend of $0.26 per share, representing a 8% increase.  The cash dividend is payable on March 1, 2007 to shareholders of record as of February 15, 2007.

          The Company further announced in its press release that the Board of Directors established May 16, 2007 as the date for its Annual Meeting of Shareholders, with a voting record date of March 26, 2007.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

               Exhibit 99.1     Press release dated January 25, 2007.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham

Peter J. Cunningham
First Vice President and
Director of Investor Relations

Dated:  January 25, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 25, 2007.